UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2007

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2007, Pilgrim’s Pride Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives and on behalf of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $400,000,000 principal amount of 7 5/8% Senior Notes due 2015 (the “Senior Notes”) and $250,000,000 principal amount of 8 3/8% Senior Subordinated Notes due 2017 (the “Subordinated Notes” and collectively with the Senior Notes, the “Notes”). The offering of the Notes was registered under the Securities Act of 1933 and is being made pursuant to the Company’s Registration Statement on Form S-3, Reg. No. 333-130113 and the Prospectus included therein, filed by the Company with the Securities and Exchange Commission on December 5, 2005, the Preliminary Prospectus Supplement relating thereto dated January 12, 2007 and the Free Writing Prospectus accepted for filing on January 19, 2007 and filed with the Commission on January 22, 2007. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with sale of the Notes and customary contribution provisions in respect of those liabilities. Deutsche Bank Securities Inc. is acting as a “qualified independent underwriter” under Rule 2720(c)(3) of the NASD Conduct Rules and is separately indemnified for its services as such.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is attached to this report as Exhibit 1.1 and is incorporated herein by reference.

Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses. Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC served as joint lead arrangers and joint book-running managers for the Company’s bridge loan facility. Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC received customary fees for such services and certain of their expenses were reimbursed. In addition, Lehman Brothers Inc. acted as financial advisor in connection with the acquisition by the Company of Gold Kist Inc. and served as the dealer-manager in connection with the Company’s tender offer to purchase Gold Kist Inc.’s 10 1/4% Senior Notes due March 15, 2014 and the related consent solicitation, for which it received customary fees and expense reimbursement. Credit Suisse also acted as financial advisor in connection with the acquisition of Gold Kist Inc. and served as the dealer-manager in connection with the Company’s tender offer to purchase Gold Kist Inc.’s common stock, for which it received customary fees and expense reimbursement. Furthermore, an affiliate of Banc of America Securities LLC, one of the Underwriters, is an arranger and lender under the Company’s $75.0 million revolving credit facility, for which it received customary fees and expense reimbursement.

Item 8.01.	Other Events.

The opinion and consent of Baker & McKenzie LLP in connection with the offering of the Notes are attached to this report as Exhibit 5.1 and Exhibit 23.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated January 19, 2007, by and among the Company and Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: January 23, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated January 19, 2007, by and among the Company and Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).